EXHIBIT 4.8







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                                    CONAGRA, INC.

                                         AND

                           FIRST TRUST NATIONAL ASSOCIATION
                                       Trustee



                             First Supplemental Indenture

                            Dated as of            , 1994



                              Providing for Issuance of
                          ____% Series A Debentures due 2043
                          in connection with the issuance by
                             ConAgra Capital, L.C. of its
                    ___% Series A Cumulative Preferred Securities





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                    FIRST   SUPPLEMENTAL   INDENTURE   (the   "Supplemental
          Indenture"), dated as  of               , 1994, between  CONAGRA,
          INC.,  a Delaware  corporation (the  "Issuer"),  and FIRST  TRUST
          NATIONAL  ASSOCIATION,   a  national  banking   corporation  (the
          "Trustee").

                                W I T N E S S E T H :

                    WHEREAS, in accordance with Sections 2.1, 2.3 and 8.1 of the Subordinated Indenture dated as of March 10, 1994, between the Issuer and the Trustee (the "Indenture"), this Supplemental Indenture is being entered into in order to establish the form and terms of a series of Securities to be issued in connection with the issuance by ConAgra Capital, L.C., an Iowa limited liability company ("Capital"), of its ___% Series A Cumulative Preferred Securities (the "Series A Preferred Securities");

                    WHEREAS, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture to provide, among other things, for the authentication, delivery and administration of such series of Securities;

                    WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to Indenture according to its terms and the terms of the Indenture have been done;

                    NOW, THEREFORE:

                    In consideration of the premises and the purchases of such series of Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of such series of Securities as follows:

                                     ARTICLE ONE

                                     DEFINITIONS

                    SECTION 1.1 Certain Terms Defined in the Indenture. All capitalized terms used herein without definition shall have the meanings specified in the Indenture.

                    SECTION 1.2 Additional Terms Defined. As used in this Supplemental Indenture, the additional terms set forth below shall have the following meanings:

                    "Additional Interest" shall have the meaning set forth in Section 2.8 hereof.

                    "Common   Interests"  shall   mean  Common   Membership
          Interests as defined in the Operating Agreement.

















                    "DTC" shall mean The Depository Trust Company as initial depositary of the Series A Debentures upon a Preferred Security Exchange.

                    "Event of Default" shall (a) prior to a Preferred Security Exchange, have the meaning set forth in Section 2.12 hereof and (b) on and after a Preferred Security Exchange, have the meaning set forth in Section 5.1 of the Indenture.

                    "Expense Agreement" means the Agreement as to Expenses and Liabilities dated as of _________ ___, 1994 between the Issuer and Capital.

                    "Guarantee" means the Payment and Guarantee Agreement dated as of ____________ ___, 1994, executed and delivered by the Issuer for the benefit of the holders from time to time of the Series A Preferred Securities and other Preferred Interests of Capital.

                    "Managing Members" means HW Nebraska, Inc., a Nebraska corporation, and CP Nebraska, Inc., a Nebraska corporation, as managing members of Capital.

                    "Operating  Agreement"  means   the  Limited  Liability
          Company Operating Agreement dated as of March 11, 1994 by and among the Managing Members.

                    "Preferred Interests" means Series Preferred Membership Interests as defined in the Operating Agreement.

                    "Preferred Security Exchange" means an exchange of Series A Debentures for Series A Preferred Securities pursuant to
          Section 7 of the Written Action.

                    "Underwriting Agreement" means the underwriting agreement dated as of _________ ___, 1994, among the Issuer, Capital and Smith Barney Shearson Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.

                    "Written Action" means the Written Action of the Managing Members Pursuant to Section 3.02 of the Operating
          Agreement dated            , 1994, establishing the  terms of the
          Series A Preferred Securities.
























                                     ARTICLE TWO

                         ISSUANCE OF ___% SERIES A DEBENTURES

                    SECTION 2.1 Issuance of ___% Series A Debentures. There shall be a series of Securities designated "___% Series A Debentures due 2043" (the "Series A Debentures") and such Series A Debentures shall have the terms set forth in this Article Two in accordance with the provisions of the Indenture and this Supplemental Indenture.

                    SECTION 2.2  Limitation  on Aggregate Principal Amount.
          The aggregate principal  amount of the Series A  Debentures which may be authenticated and delivered shall be limited to $___________ (or up to $___________ aggregate principal amount if and to the extent the underwriters' over-allotment option granted by the Issuer in the Underwriting Agreement is exercised).

                    SECTION 2.3 Maturity of the Series A Debentures. Subject to the provisions of Sections 2.4 and 2.5, the entire principal amount of the Series A Debentures shall become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on the earlier of (a)
                  , 2043 (subject to the Issuer's right to exchange the Series A Debentures for new debentures pursuant to Section 2.6) and (b) the date upon which Capital shall be dissolved, wound-up or liquidated; provided that the parenthetical to clause (a) and the entirety of clause (b) shall be inapplicable on and after the date of any Preferred Security Exchange.

                    SECTION  2.4     Mandatory   Prepayment  of   Series  A
          Debentures upon redemption of Series A Preferred Securities. Notwithstanding the provisions of Section 2.3, if Capital redeems the Series A Preferred Securities in accordance with the terms thereof, the Series A Debentures pertaining to the Series A Preferred Securities shall become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any and all accrued interest thereon, including Additional Interest, if any. Any payment pursuant to this Section 2.4 shall be made prior to 12:00 noon, New York time, on the date fixed for such redemption or at such other time on such earlier date as Capital and the Issuer shall agree.

                    SECTION 2.5 Optional Prepayment. Upon not less than 30 nor more than 60 days' prior notice, the Issuer shall have the right to prepay the Series A Debentures relating to the Series A Preferred Securities (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                    (i)  in whole  or in part, as  the case may be,  at any
               time on or after            , 1999; and















                    (ii) in whole  at any  time if  the Issuer  and Capital
               have been advised by independent nationally recognized legal
               counsel that, as a result of any change after         , 1994
               in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series A Debentures for federal income tax purposes even if the Series A Preferred Securities are exchanged for the Series A Debentures pursuant to a Preferred Security Exchange.

                    SECTION 2.6 Exchange of Series A Debentures for New Debentures. Notwithstanding the provisions of Section 2.3, prior to a Preferred Security Exchange, in lieu of repaying the Series A Debentures relating to the Series A Preferred Securities when due, the Issuer may elect to exchange such Series A Debentures for new debentures with an equal aggregate principal amount issued under the Indenture with terms substantially identical to the Series A Debentures; provided that the Issuer may not so elect to exchange any Series A Debentures, unless at the time of such exchange Capital owns all of the Series A Debentures and, as determined in the judgment of the Managing Members and Capital's financial advisor (selected by the Managing Members and who shall be unaffiliated with the Issuer and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time of such exchange), (a) the Issuer is not bankrupt, insolvent or in liquidation, (b) no Event of Default or event that with the giving of notice or the passage of time would constitute an Event of Default on any Securities pertaining to Preferred Interests of any series, has occurred and is continuing, (c) the Issuer has made timely payments on the Series A Debentures for the immediately preceding 18 months, (d) Capital is not in arrears on payments of distributions on the Series A Preferred Securities, (e) there is then no present reason to believe the Issuer will be unable to make timely payment of principal and interest on such new debentures, (f) such new debentures are being issued on terms, and under circumstances, that are consistent with those which a lender would then require for a loan to an unrelated party, (g) such new debentures are being issued at a rate sufficient to provide payments equal to or greater than the amount of distributions required under the Series A Preferred Securities, (h) such debentures are being issued for a term that is consistent with market circumstances and the Issuer's financial condition, (i) immediately prior to issuing such new debentures, the senior unsecured long-term debt of the Issuer is (or if no such debt is outstanding, would be) rated not less than BBB (or the equivalent) by Standard & Poor's Corporation and Baa1 (or the equivalent) by Moody's Investors Service, Inc. (or if either of such rating organizations is not then rating the Issuer's senior unsecured long-term debt, the equivalent of such rating by any other "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended) and any subordinated unsecured long-term debt of the Issuer or, if there is no such debt then outstanding, the Series A Preferred Securities, are rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation or Baa3 (or the equivalent) by Moody's Investors Service, Inc. or the equivalent of either such rating by any other "nationally recognized statistical rating organization" and (j) such new debentures will have a final maturity no later than the one hundredth anniversary of the issuance of the Preferred Interests of the first series issued.

                    SECTION 2.7 Denomination and Interest on the Series A Debentures. (a) The Series A Debentures shall be issuable as Registered Securities in denominations of $25 and any multiple thereof.

                    (b)  The  Series A Debentures shall bear  interest at a
          rate of ___% per annum accruing from           , 1994 or from the
          most recent Interest Payment Date (as defined below) to which interest has been paid or provided for on the Series A Debentures. To the extent allowed by law, the Issuer will also pay interest on overdue installments of principal and interest at such rate. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month, commencing on [April 30, 1994] to the holder or holders of the Series A Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date.

                    SECTION 2.8 Additional Interest. If at any time following the issuance of the Series A Preferred Securities and prior to a Preferred Security Exchange, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series A Debentures relating to the Series A Preferred Securities, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

                    SECTION 2.9 Extension of Interest Period. Notwithstanding the provisions of Section 2.7 hereof, the Issuer shall have the right at any time or times during the term of the Series A Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series A Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series A Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series A Debentures, the Issuer may further extend the interest payment period for the Series A Debentures; provided that such extended interest payment period for the Series A Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series A Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Debentures for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. Prior to any Preferred Security Exchange, the Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution to holders of the Series A Preferred Securities or
          (ii) the date Capital is required to give notice of the record or payment date of such related distribution to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities, but in any event not less than two Business Days prior to such record date; the Issuer shall cause Capital to give such notice of the Issuer's selection of any extended interest payment period to all holders of such Series A Preferred Securities. After any Preferred














          Security Exchange, the Issuer shall give the Holders of the Series A Debentures notice of its selection of any extended interest payment prior to the date it is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization, but in any event not less than two Business Days prior to such Record Date.

                    SECTION 2.10 Set-off. Notwithstanding anything to the contrary herein, prior to any Preferred Security Exchange the Issuer shall have the right to set off any payment it is otherwise required to make hereunder with and to the extent the Issuer has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

                    SECTION 2.11 Certain Covenants. (a) So long as the Series A Preferred Securities remain outstanding, neither the Issuer nor any majority-owned subsidiary of the Issuer shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Issuer's capital stock or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee, payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or the declaration of a dividend of similar share purchase rights in the future) if at such time the Issuer is in default with respect to its payment obligations under the Guarantee or the Expense Agreement or there shall have occurred an Event of Default or any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Securities.

                    (b) So long as the Series A Preferred Securities remain outstanding, the Issuer shall (i) not cause or permit any Common Interests to be transferred, (ii) maintain direct or indirect ownership of all outstanding securities in Capital other than the Preferred Interests of any series and any other securities permitted to be issued by Capital that would not cause Capital to become an "investment company" under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of Capital to be represented by Common Interests, (iv) not voluntarily dissolve, windup or liquidate Capital or either of the Managing Members, (v) cause HW Nebraska, Inc. and CP Nebraska, Inc. to remain the Managing Members of Capital and timely perform all of their respective duties as Managing Members of Capital, and (vi) use reasonable efforts to cause Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; provided that the Issuer may permit Capital, solely for the purpose of changing its domicile or avoiding tax consequences adverse to the Issuer, Capital or holders of Series A Preferred Securities, to consolidate or merge with or into a limited liability company or a limited partnership formed under the laws of any state of the














          United States of America; provided that (1) such successor limited liability company or limited partnership (x) expressly assumes all of the obligations of Capital under the Series A Preferred Securities and other series of Preferred Interests then outstanding or (y) substitutes for the Series A Preferred Securities and other series of Preferred Interests then outstanding other securities having substantially the same terms as the Series A Preferred Securities and such other Preferred Interests (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and assets of such successor entity, at least as senior as the Series A Preferred Securities and such other Preferred Interests rank with respect to participation in the profits and assets of Capital, (2) the Issuer expressly acknowledges such successor as the holder of all of the Series A Debentures and other series of debentures issued under the Indenture then outstanding, (3) such merger or consolidation does not cause any series of Preferred Interests then outstanding to be delisted by any national securities exchange or other organization on which such series is then listed, (4) the holders of Series A Preferred Securities and such other Preferred Interests do not suffer any adverse tax consequences as a result of such merger or consolidation,
          (5) such merger or consolidation does not cause any Preferred Interests to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, and (6) following such merger or consolidation, neither the Issuer nor such successor limited liability company or limited partnership will be an "investment company" for purposes of the Investment Company Act of 1940, as amended.

                         (c) So long as the Series A Preferred Securities remain outstanding, the Issuer shall not consolidate with or merge into any other Person or sell its property and assets as, or substantially as, an entirety to any Person and shall not permit any Person to merge into or consolidate with the Issuer unless (i) in case the Issuer shall consolidate with or merge into another Person or sell its properties and assets as, or substantially as, an entirety to any Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which purchases the properties and assets of the Issuer as, or substantially, as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and shall expressly assume the Issuer's obligations under the Indenture, this Supplemental Indenture and the Series A Debentures and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

                    SECTION  2.12  Events  of Default; Remedies.   Prior to
          any Preferred Security Exchange, "Event of Default" means any one of the following events:














                    (a) failure to pay when due any interest under any Securities, including any Additional Interest, and such failure shall continue for a period of 30 days (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise); provided that a valid extension of the interest payment period by the Issuer shall not constitute a default in the payment of interest for this purpose;

                    (b) failure to pay when due any principal under any Securities (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise);

                    (c) failure on the part of the Issuer duly to observe or perform any other covenant or agreement on the part of the
          Issuer in respect of the Securities (other than a covenant or warranty in respect of the Series A Debentures a default in the performance or breach of which is elsewhere in this Section specifically dealt with) or contained in the Indenture, this
          Supplemental Indenture or the Series A Debentures, and continuance of such default or breach for a period of 90 days after there as been given, by registered or certified mail, to the Issuer by the Trustee or any Holder hereof, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                    (d) the dissolution, or winding up or liquidation of Capital;

                    (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any Consolidated Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter  in  effect,  or  appointing  a  receiver,  liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                    (f) the Issuer or any Consolidated Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any Consolidated Subsidiary or for any substantial part of its property, or make any general assignment for the benefit of creditors.

                    If an Event of Default shall occur and be continuing, then Capital will have the right (i) to declare the principal of and the interest on the Series A Debentures (including any














          Additional Interest and any interest subject to an extension election) and any other amounts payable under the Series A Debentures to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series A Debentures to the contrary notwithstanding and (ii) to enforce its other rights hereunder and thereunder. Capital may not accelerate the principal amount of any Series A Debenture unless the principal amount of all Securities is accelerated.

                    If an Event of Default specified in clauses (d), (e) or
          (f) above shall have occurred, the principal of and interest on the Series A Debentures shall thereupon and concurrently become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series A Debentures to the contrary notwithstanding.

                    If an Event of Default specified in clause (a) or (b) above shall have occurred and be continuing and Capital shall have failed to pay any distributions on the Series A Preferred Securities when due (other than as a result of any valid extension of the interest payment period by the Issuer for the Series A Debentures Securities) or to pay any portion of the redemption price of the Series A Preferred Securities called for redemption, then any Holder of Series A Preferred Securities may, as set forth in the terms of the Series A Preferred Securities, enforce directly against the Issuer Capital's right hereunder to receive payments of principal and interest on the Series A Debentures relating to such Series A Preferred Securities but only in an amount sufficient to enable Capital to pay such distributions or redemption price.

                    The Issuer expressly acknowledges that under the terms of Section 3.02(f) of the Operating Agreement and Section 9 of the Written Action, the holders of the outstanding Series A Preferred Securities together with the holder of other Preferred Interests shall in certain circumstances have the right to appoint a trustee, which trustee shall be authorized to exercise Capital's creditor rights under the Indenture, this Supplemental Indenture and the Series A Debentures and the Issuer agrees to cooperate with such trustee; provided that nay trustee so appointed shall vacate office immediately in accordance with
          Section 3.02(f) of the Operating Agreement if all Events of Default giving rise to such right of appointment have been cured by the Issuer.

                    Except as provided in this Section 2.12, Holders of Series A Preferred Securities shall have no rights to enforce any obligations of the Issuer under the Indenture, this Supplemental Indenture or the Series A Debentures.















                    On and after a Preferred Security Exchange, the provisions of Article Five of the Indenture, including without limitation the definition of an "Event of Default", shall apply to the Series A Debentures and this Section 2.12 shall be of no further force or effect.

                    SECTION 2.13   Book-Entry-Only Issuance; The Depository
          Trust Company.   On and after a Preferred  Security Exchange, the
          provisions of this Section 2.13 shall apply.

                    (a) DTC, New York, New York, will act as securities depository for the Series A Debentures. The Series A Debentures will be issued as one or more global certificates only as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). Such global certificates shall bear a legend in the following form:

                    UNLESS THIS  CERTIFICATE IS PRESENTED  BY AN AUTHORIZED
               REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                    THIS  DEBENTURE IS IN GLOBAL FORM WITHIN THE MEANING OF
               THE INDENTURE AND SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

          or any other legend then customary for securities of a similar nature held by DTC.

                    (b) Redemption notices shall be sent to Cede & Co. If less then all of the Series A Debentures are being redeemed, such securities shall be redeemed in accordance with DTC's then current practice.

                    (c) DTC may discontinue providing its services as securities depository with respect to the Series A Debentures by giving reasonable notice to the Issuer as provided in the agreement between the Issuer and DTC. Under such circumstances, if a successor securities depository is not obtained, the Issuer at its expense shall cause certificates for Series A Debentures to be printed and delivered as promptly as practicable.

                    SECTION 2.14 Listing on the New York Stock Exchange. Prior to a Preferred Security Exchange, the Issuer will use its best efforts to have the Series A Debentures listed on the same exchange on which the Series A Preferred Securities are listed.


                                    ARTICLE THREE

                                    MISCELLANEOUS

                    SECTION 3.1 Notices. All notices hereunder shall be deemed given by a party hereto if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) to the other party at the following address for such party (or at such other address as shall be specified by like notice):

                    If to Capital, to:

                              ConAgra Capital, L.C.
                              c/o ConAgra, Inc.
                              One ConAgra Drive
                              Omaha, Nebraska 68102
                              Attention: Vice President-Finance

                    If to the Issuer, to:

                              ConAgra, Inc.
                              One ConAgra Drive
                              Omaha, Nebraska 68102
                              Attention: Vice President-Finance

                    Any notice given by mail or telegram or facsimile transmission shall be effective when received.

                    SECTION 3.2 Assignment; Binding Effect. The Issuer shall have the right at all times to assign any of its rights or obligations under the Indenture, this Supplemental Indenture and the Series A Debentures to a direct or indirect wholly owned subsidiary of the Issuer(other than to any Managing Member); provided that, in the event of any such assignment, the Issuer shall remain jointly and severally liable for all such obligations; and provided further that in the event of an assignment prior to a Preferred Security Exchange the Issuer shall have received an opinion of nationally recognized tax counsel that such assignment shall not constitute a taxable event of the holders of Series A Preferred Securities for federal income tax purposes. Except as otherwise provided in this Supplemental Indenture, Capital may not assign any of its rights under the Series A Debentures without the prior written consent of the Issuer. Subject to the foregoing, the Indenture, this














          Supplemental Indenture and the Series A Debentures shall be binding upon and inure to the benefit of the Issuer, Capital, the Holders from time to time of the Series A Debentures and their respective successors and assigns. Except as provided in this
          Section 3.2 or elsewhere in this Supplemental Indenture, none of the Indenture, this Supplemental Indenture nor the Series A Debentures may be assigned by either the Issuer or Capital and any assignment by the Issuer or Capital in contravention of this
          Section 3.2 shall be null and void.

                    SECTION  3.3     Governing  Law.     THIS  SUPPLEMENTAL
          INDENTURE AND THE SERIES A DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                    SECTION 3.4 Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                    Section 3.5 Amendments. This Supplemental Indenture may be amended as set forth in Article Eight of the Indenture. Notwithstanding the foregoing, so long as any Series A Preferred Securities shall remain outstanding, (i) no amendment to the provisions of the Indenture, this Supplemental Indenture or the Series A Debentures shall be made that adversely affects the holders of any Preferred Interests then outstanding, or terminate the Indenture, this Supplemental Indenture or the Series A Debentures, without in each case the prior consent of holders of 66-2/3% in stated liquidation preference of all Preferred Interests then outstanding, unless and until all Securities and all accrued and unpaid interest thereon (including Additional Interest, if any) shall have been paid in full and (ii) without the prior consent of holders of 100% in stated liquidation preference of all Series A Preferred Securities then outstanding, no amendment shall be made to the provisions of this clause (ii) of Section 3.5 or to (a) extend the stated maturity of the principal of any Debenture, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Debenture when due or
          (b) reduce the aforesaid percentage in principal amount of Debentures of any series the consent of the holders of which is required for any such modification. Any required consent of holders of Preferred Interests pursuant to this Section 3.5 shall be in writing or shall be obtained at a meeting of Preferred Interestholders convened in the manner specified in 3.02(e) of the Operating Agreement.

                    Section 3.6 Waivers. Capital may not waive compliance or waive any default in compliance by the Issuer of any covenant or other term in the Indenture, this Supplemental Indenture or the Series A Debentures without the approval of the same percentage of holders of Preferred Interests, obtained in the same manner, as would be required for an amendment of the Indenture, this Supplemental Indenture or the Series A Debentures to the same effect; provided that if no approval would be required for any such amendment, then Capital may waive such compliance or default in any manner that the parties shall agree.

                    Section 3.7 Third Party Beneficiaries. The Issuer hereby acknowledges that until a Preferred Security Exchange, the holders from time to time of the Series A Preferred Securities shall expressly be third party beneficiaries of this Supplemental Indenture.

                    Section  3.8    Amendment to  Indenture.    Pursuant to
          Section 8.1 of the Indenture, Section 8.2 of the Indenture is hereby amended for purposes of any and all Securities, including without limitation the Series A Debentures, issued under the Indenture by substituting the phrase "of not less than 66-2/3%" for the phrase "of not less than a majority" in the first clause of such Section 8.2.
















































                    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

                                   CONAGRA, INC.


                                   By
                                     Name:
                                     Title:
          [SEAL]

          Attest:


          __________________________
          Name:
          Title:


                                   FIRST TRUST NATIONAL ASSOCIATION,
                                   as Trustee


                                   By
                                     Name:
                                     Title:
          [SEAL]

          Attest:


          __________________________
          Name:
          Title:
































                                                                  Exhibit A


                         [Form of Face of Series A Debenture]



          No.                                     $


                                    ConAgra, Inc.

                          ____% Series A Debentures due 2043


                    ConAgra, Inc.,  a Delaware corporation  (the "Issuer"),
          for value received, hereby promises to pay to
          or registered assigns, at the office or agency of the Issuer in The City of New York, the principal sum of
                                                                    Dollars
          on            2043, in such coin or currency of the United States
          of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at
          a  rate of ___% per annum accruing from            , 1994 or from
          the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for on the Series A Debentures. To the extent allowed by law, the Issuer will also pay interest on overdue installments of principal and interest at such rate. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month, commencing on [April 30, 1994] to the holder or holders of this Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date. If at any time following the issuance of the Series A Preferred Securities and prior to a Preferred Security Exchange, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series A Debentures relating to the Series A Preferred Securities, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges. Notwithstanding the forgoing, the Issuer shall have the right at any time or times during the term of the Series A Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series A Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series A Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series A Debentures, the Issuer may further extend the interest payment period for the Series A Debentures; provided that such extended interest payment period for the Series A Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series A Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Debentures for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. Prior to any Preferred Security Exchange, the Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of
          (i) the date Capital declares the related distribution to the holders of the Series A Preferred Securities or (ii) the date Capital is required to give notice of the record or payment date of such related distribution to the holders of the Series A Preferred Securities to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities, but in any event not less than two Business Days prior to such record date; the Issuer shall cause Capital to give such notice of the Issuer's selection of any extended interest payment period to all holders of such Series A Preferred Securities. After any Preferred Security Exchange, the














          Issuer shall give the Holders of the Series A Debentures notice of its selection of any extended interest payment prior to the date it is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization, but in any event not less than two Business Days prior to such Record Date.

                    Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                    This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                    IN WITNESS WHEREOF, ConAgra, Inc. has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

               Dated:

                                   ConAgra, Inc.


                                   By______________________________



                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


                    This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        First  Trust  National Association,
                                        as Trustee


                                        By__________________________
                                             Authorized Officer


                              [FORM OF REVERSE OF NOTE]

                                    ConAgra, Inc.

                          ____% Series A Debentures due 2043


                    This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of March 10, 1994 and a
          Supplemental  Indenture dated  as of              ,  1994 (herein
          collectively called the "Indenture"), duly executed and delivered by the Issuer and First Trust National Association, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "___% Series A Debentures due 2043" (the "Series A Debentures") of the Issuer, limited in aggregate principal amount to $___________ (or up to $___________ aggregate principal amount if and to the extent the underwriters' over-allotment option granted by the Issuer in the Underwriting Agreement is exercised).

                    In case an Event of Default with respect to the Series A Debentures, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                    The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a continuing default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debenture which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                    No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                    The Series A Debentures are issuable in registered form without coupons in denominations of $25 and any integral multiple of $25 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, notes may be exchanged for a like aggregate principal amount of Series A Debentures of other authorized denominations.

                    Upon not less than 30 nor more than 60 days' prior notice, the Issuer shall have the right to prepay the Series A Debentures relating to the Series A Preferred Securities (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                    (i)  in whole or  in part, as the  case may be,  at any
               time on or after            , 1999; and

                    (ii) in  whole at any  time if  the Issuer  and Capital
               have been advised by independent nationally recognized legal
               counsel that, as a result of any change after         , 1994
               in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series A Debentures for federal income tax purposes even if the Series A Preferred Securities are















               exchanged   for  the  Series  A  Debentures  pursuant  to  a
               Preferred Security Exchange,

          all as further provided in the Indenture.

                    The Series A Debentures are, to the extent and in the manner provided in the Indenture, expressly subordinate and junior in right of payment of all Senior Indebtedness as provided in the Indenture, and each holder of this Debenture, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes. The Indenture defines Senior Indebtedness as obligations (other than non-recourse obligations and the Securities) of, or guaranteed or assumed by, the Issuer for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the Securities)) or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, whether existing as of the date hereof or subsequently incurred by the Issuer.

                    Upon due presentment for registration of transfer of this Debenture at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                    The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                    No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                    Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.